                                                                     Exhibit 1.1


                                PULTE CORPORATION
                            (A MICHIGAN CORPORATION)

                                     ISSUER

                               ABACOA HOMES, INC.
                    AMERICAN TITLE OF THE PALM BEACHES CORP.
                    AMERICAN TITLE OF THE PALM BEACHES, LTD.
                              CARR'S GRANT, L.L.C.
                                DEVTEX LAND, L.P.
                          DIVOSTA BUILDING CORPORATION
                            DIVOSTA AND COMPANY, INC.
                               DIVOSTA HOMES, INC.
                         FLORIDA BUILDING PRODUCTS, INC.
                            FLORIDA CLUB HOMES, INC.
                       HAMMOCK RESERVE DEVELOPMENT COMPANY
                               HARRISON HILLS, LLC
                         HOMESITE SOLUTIONS CORPORATION
                         ISLAND WALK DEVELOPMENT COMPANY
                             ONE WILLOWBROOK L.L.C.
                               PB VENTURE L.L.C.
                                 PBW CORPORATION
                            PC/BRE DEVELOPMENT L.L.C.
                            PC/BRE SPRINGFIELD L.L.C.
                              PC/BRE VENTURE L.L.C.
                           PC/BRE WHITNEY OAKS L.L.C.
                             PC/BRE WINFIELD L.L.C.
                               PC/PALM BEACH, INC.
                                   PN I, INC.
                                   PN II, INC.
                          PULTE DEVELOPMENT CORPORATION
                             PULTE HOME CORPORATION
                  PULTE HOME CORPORATION OF THE DELAWARE VALLEY
                      PULTE HOME CORPORATION OF NEW ENGLAND
                           PULTE HOMES OF TEXAS, L.P.
                    PULTE HOMES OF GREATER KANSAS CITY, INC.
                       PULTE HOMES OF MICHIGAN CORPORATION
                         PULTE HOMES OF MICHIGAN I L.P.
                      PULTE HOMES OF MINNESOTA CORPORATION
                         PULTE HOMES OF OHIO CORPORATION
                       PULTE HOMES OF SOUTH CAROLINA, INC.
                    PULTE HOMES TENNESSEE LIMITED PARTNERSHIP
                             PULTE LAND COMPANY, LLC
                       PULTE LAND DEVELOPMENT CORPORATION
                        PULTE LIFESTYLE COMMUNITIES, INC.
                            PULTE PAYROLL CORPORATION

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                                 PULTE-IN CORP.
                               RADNOR HOMES, INC.
                      RIVERWALK COMMERCE ACQUISITION CORP.
             RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC.
                             RN ACQUISITION 2 CORP.
                          SEAN/CHRISTOPHER HOMES, INC.
                     VILLAGE WALK DEVELOPMENT COMPANY, INC.
                    PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP
                     PULTE HOMES OF NJ, LIMITED PARTNERSHIP
                          PULTE HOMES OF NEW YORK, INC.
                     PULTE HOMES OF PA, LIMITED PARTNERSHIP
                       PULTE MICHIGAN HOLDINGS CORPORATION
                          PULTE MICHIGAN SERVICES, LLC
                                  WILBEN, LLLP
                                 WIL CORPORATION

                              SUBSIDIARY GUARANTORS
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                               PURCHASE AGREEMENT

                            (SENIOR DEBT SECURITIES)

                                                               February 21, 2001

Banc One Capital Markets, Inc.
   1 Bank One Plaza
   Chicago, IL 60670
Banc of America Securities LLC
   Bank of America Corporate Center
   100 North Tryon Street
   Charlotte, NC  28255
Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
   5500 Sears Tower
   Chicago, IL 60606
SunTrust Equitable Securities Corporation
   303 Peachtree Street, N.E.
   Atlanta, GA 30508
Comerica Securities, Inc.
   Comerica Tower at Detroit Center
   500 Woodward Avenue
   Detroit, MI 48226


Ladies and Gentlemen:

         Pulte Corporation, a Michigan corporation (the "Company"), confirms its agreement with Banc One Capital Markets, Inc. ("Banc One"), Banc of America Securities LLC ("BOA"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, SunTrust Equitable Securities Corporation and Comerica Securities, Inc. (collectively, the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $200,000,000 aggregate principal amount of the Company's 8.125% Senior Notes due March 1, 2011 (the "Offered Securities"). The Offered Securities and the Subsidiary Guarantees (as hereinafter defined) are to be issued pursuant to an indenture dated October 24, 1995, as supplemented by the fifth supplemental indenture thereto dated February 21, 2001 (together, as further amended or supplemented, the "Indenture") between the Company as issuer and the Company's subsidiaries listed on the title page of this Agreement as guarantors (collectively, the "Subsidiary Guarantors") and Bank One Trust Company, N.A., as trustee (the "Trustee"), relating to certain of the Company's debt securities, including the Offered Securities (the "Debt Securities"). Payment of the Offered Securities will be fully and unconditionally guaranteed (the "Guarantees") by the Subsidiary Guarantors jointly and severally on a senior basis, subject to each such Guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in
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which case, the liability of such Subsidiary Guarantor under such Guarantee shall be reduced to the maximum amount permissible under applicable fraudulent conveyance or similar law. The Guarantees will be endorsed on each of the Offered Securities. The Offered Securities, the Guarantees and the Indenture are more fully described in the Prospectus referred to below.

         Prior to the purchase and public offering of the Offered Securities by the several Underwriters, the Company, the Subsidiary Guarantors and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Offered Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company and the Subsidiary Guarantors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-54978) for the registration of Debt Securities, including the Offered Securities, the Guarantees and other securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), including
(i) a basic preliminary prospectus relating to the Debt Securities, the Guarantees and other securities of the Company which may be offered from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and (ii) a preliminary prospectus supplement relating to the Offered Securities and the Guarantees, and has filed such amendments thereto, if any, and such amended preliminary prospectuses and preliminary prospectus supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses and preliminary prospectus supplements as may hereafter be required. Such registration statement has become effective under the 1933 Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended at the time it became effective (including all documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein, and all information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations) is hereinafter referred to as the "Registration Statement." As provided in Section 3(a), a final prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 of the 1933 Act regulations. Such final prospectus supplement, in the form first filed with the Commission after the date hereof pursuant to Rule 424, is hereinafter referred to as the "Prospectus Supplement." The basic prospectus included in the Registration Statement relating to the Debt Securities, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if any revised prospectus shall be provided to the Underwriters for use in connection with the offering of the Offered Securities which differs from the basic prospectus on file with the Commission at the time the Registration Statement was declared effective (as supplemented by the Prospectus Supplement), the term "Prospectus" shall refer to such prospectus (in each case including all documents filed by the Company with the Commission pursuant to the 1934 Act that are incorporated by reference therein and all information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations). For purposes of this Agreement, all


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references to the Registration Statement, any preliminary prospectus, the
Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and other information which are incorporated by reference in, or deemed to be a part of, the Registration Statement or the Prospectus.

         The Company and the Subsidiary Guarantors understand that the Underwriters propose to make a public offering of the Offered Securities as soon as they deem advisable after the Pricing Agreement has been executed and delivered.

         Section 1. Representations and Warranties.

         (a) The Company and each of the Subsidiary Guarantors, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2 hereof as follows:

              (i) The Company and each Subsidiary Guarantor meet the requirements for use of Form S-3 under the 1933 Act. At the time the Registration Statement became effective, the Registration Statement complied, and at the Representation Date, the Registration Statement will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement did not, at the time it became effective, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of the Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Banc One expressly for use in the Registration Statement or Prospectus. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.


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              (ii)     The documents incorporated or deemed to be incorporated
         by reference in the Prospectus, including all documents referred to under the caption "Where You Can Find More Information" and all information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (iii) Ernst & Young LLP, the accountants who certified the consolidated financial statements of the Company, which include the Subsidiary Guarantors, and supporting schedule included in and/or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated, and the consolidated results of the operations of the Company and its subsidiaries, and the consolidated cash flows of the Company and its subsidiaries, respectively, for the periods specified. Said consolidated financial statements have been prepared in conformity with the 1933 Act and the 1933 Act Regulations and generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedule included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The ratios of earnings to fixed charges for the Company included in the Prospectus under the captions "Historical Selected Consolidated Financial Information" and "Summary Selected Consolidated Financial Information" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial data included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

              (v) The Prospectus contains certain financial information relating to the Subsidiary Guarantors: for the quarter ended December 31, 2000 and the year ended December 31, 2000 (derived from the press release dated January 25, 2001 which is incorporated by reference into and included in the Prospectus on Form 8-K filed February 12, 2001), in Notes 3 and 7 of the Notes to the unaudited condensed Consolidated Financial Statements of Pulte Corporation (as derived from the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 which are incorporated by reference into and included in the Prospectus), and Notes 1 and 12 of the Notes to the Consolidated Financial Statements of


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
         the Company (as derived from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated by reference into and included in the Prospectus) (the "Subsidiary Guarantor Segment Financial Information"). The Subsidiary Guarantor Segment Financial Information (A) is based upon the books and records of the Subsidiary Guarantors, (B) is a fair and accurate presentation in all material respects of the Subsidiary Guarantors' financial condition and operations and does not contain an untrue statement of a material fact or omit to state a material fact where omission would make the information therein misleading in any material respect, (C) has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for the inclusion therein of Pulte Mortgage Corporation as an investment on the equity method of accounting as stated therein, and
         (D) conforms to and is in compliance with the requirements of Rule 3-10 of Regulation S-X and has been included in the Prospectus in accordance with Rule 3-10, and (E) no financial information relating to other subsidiaries or entities that are not Subsidiary Guarantors is included therein (except that Pulte Mortgage Corporation is reflected therein as an investment on the equity method of accounting of Pulte Home Corporation on the balance sheet included in the Subsidiary Guarantor Segment Financial Information as stated therein).

              (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Indenture and the Offered Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

              (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties


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
         and to conduct its business as described in the Prospectus and, in the case of the Subsidiary Guarantors, to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Indenture and the Guarantees, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; other than as disclosed in the Prospectus and except for pledges of stock of certain non-Subsidiary Guarantor limited purpose subsidiaries of the Company, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

              (ix) The authorized, issued and outstanding capital stock of the Company is set forth in the Prospectus under the captions "Description of Capital Stock" and "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

              (x) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject other than such defaults which, in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture, the Offered Securities and, in the case of the Subsidiary Guarantors, the Guarantees, and the consummation of the transactions contemplated herein and therein and compliance by each of the Company and the Subsidiary Guarantors with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) any contract or agreement in respect of Indebtedness (as defined in the Indenture) of the Company or any Subsidiary Guarantor or (B) any indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound which is included as an exhibit to the Registration Statement or any document filed with the Commission which is incorporated in the Registration Statement by reference, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiary Guarantors or any applicable law, administrative regulation or administrative or court decree.


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              (xi)     No labor dispute with the employees of the Company or any
         of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

              (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; none of the Company, its subsidiaries or any of its or their assets or properties is in violation of or subject to any applicable federal, state or local environmental law, statute, regulation, rule, order or decree under which the Company or any of its subsidiaries or their assets or properties are liable for any liabilities relating to environmental regulations including environmental remediation, environmental contamination prevention or environmental monitoring which is required to be disclosed in the Prospectus under the 1933 Act or the 1933 Act Regulations; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

              (xiii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Subsidiary Guarantors considered as one enterprise.


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
              (xiv) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act.

              (xv) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Subsidiary Guarantors considered as one enterprise.

              (xvi) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.

              (xvii) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company and the Subsidiary Guarantors and each constitutes the valid and binding agreement of the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (xviii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

              (xix) The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Time, will have been duly qualified under the 1939 Act and duly executed and delivered by the Company and the Subsidiary Guarantors and will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.


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
              (xx) The Offered Securities have been duly authorized and, at the Closing Time, will have been duly executed and issued by the Company and, when authenticated in the manner provided for in the Indenture and delivered in accordance with this Agreement against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

              (xxi) The Guarantees have been duly authorized by the Subsidiary Guarantors, and when such Guarantees are executed and endorsed upon the Offered Securities and delivered in accordance with the terms of the Indenture, such Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture, enforceable against the Subsidiary Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement considered in a proceeding in equity or at law); and the Guarantees conform in all material respects to the description thereof in the Prospectus.

              (xxii) The Offered Securities, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

              (xxiii) The Offered Securities rank and will rank on a parity with all unsecured and unsubordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, including the Senior Indebtedness (as defined in the indenture, dated as of October 24, 1995, among the Company, the Subsidiary Guarantors and the First National Bank of Chicago, a national banking association, as trustee relating to the Company's subordinated indebtedness (the "Subordinated Indenture")), and senior to all unsecured and subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, including the Subordinated Indebtedness (as defined in the Subordinated Indenture). The Guarantees rank and will rank on a parity with all unsecured and unsubordinated Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter, including the Guarantor Senior Indebtedness (as defined in the Subordinated Indenture, but excluding the Guarantor Senior Subordinated Indebtedness (as defined in the Subordinated Indenture)), and senior to all senior subordinated and subordinated Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter, including Guarantor Subordinated Indebtedness (as defined in the Subordinated Indenture) and Guarantor Senior Subordinated Indebtedness.

              (xxiv) Neither the Company nor any of the Subsidiary Guarantors is, or will be after the consummation of the offering of the Offered Securities under the terms hereof and the application of the net proceeds received therefrom in accordance with the information contained in the Prospectus under the caption "Use of Proceeds," an "investment company" as that term is defined in the Investment Company Act of 1940, as amended, or subject to regulation under such act.

              (xxv) Pulte Home Corporation and all of Pulte Home Corporation's direct or indirect subsidiaries, which individually or in the aggregate account for 2% or more of the Company's total revenues in respect of its home building business, are each Subsidiary Guarantors.

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         Section 2. Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, at the price set forth in the Pricing Agreement, the aggregate principal amount of Offered Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement).

              (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price to be paid by the several Underwriters for the Offered Securities, and the interest rate on the Offered Securities, have each been determined and set forth in the Pricing Agreement, dated the date hereof, and the Prospectus Supplement will be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in accordance with Section 3(a) hereof.

              (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price to be paid by the several Underwriters for the Offered Securities shall be an amount equal to the initial public offering price, less an amount to be determined by agreement among the Underwriters and the Company. The initial public offering price of the Offered Securities shall be a fixed price to be determined by agreement between the Underwriters and the Company. The interest rate on the Offered Securities likewise shall be determined by agreement between the Company and the Underwriters. The initial public offering price, the interest rate and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices and interest rate have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.

         (b) Payment of the purchase price for, and delivery of certificates for, the Offered Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Notwithstanding the foregoing, delivery of the Offered Securities at the Closing Time may be made through the facilities of The Depository Trust Company with the agreement of the Underwriters and the Company. Payment shall be made to the Company by wire transfer in same day funds to the account of the Company specified in writing to the Company and the Underwriters, against delivery to the Underwriters of certificates for the Offered Securities to be purchased by them. Certificates for the Offered Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Closing Time. Any of the Underwriters may (but shall not be obligated to) make payment of the purchase price for the Offered Securities to be purchased by an Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Offered Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to the Closing Time at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048.

         Section 3. Covenants of the Company.

         The Company and the Subsidiary Guarantors, jointly and severally, covenant with each Underwriter as follows:

         (a) As promptly as practicable following execution of the Pricing Agreement, the Company and the Subsidiary Guarantors will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the initial public offering price of the Offered Securities, the purchase price to be paid by the Underwriters for the Offered Securities, the interest rate on the Offered Securities, the names of the Underwriters acting as co-managers in connection with the offering, any selling concession and reallowance, and such other information as the Underwriters, the Company and the Subsidiary Guarantors deem appropriate in connection with the offering of the Offered Securities. The Company and the Subsidiary Guarantors will promptly, but in no event later than the second business day following the execution of the Pricing Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus and the Prospectus Supplement as the Underwriters may reasonably request.

         (b) The Company will notify the Underwriters immediately, and confirm the notice in writing with respect to the Offered Securities, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, or any document incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Subsidiary Guarantors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company and the Subsidiary Guarantors will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company and the Subsidiary Guarantors propose for use by the Underwriters in connection with the offering of the Offered Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (d) The Company and the Subsidiary Guarantors will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto with respect to the Offered Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto with respect to the Offered Securities (without exhibits) for each of the Underwriters.

         (e) The Company and the Subsidiary Guarantors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (f) The Company and each Subsidiary Guarantor will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the offering of the Offered Securities as contemplated in this Agreement and in the Prospectus. If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Subsidiary Guarantors will forthwith amend or supplement the Prospectus, subject to Section 3(c) hereof, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Subsidiary Guarantors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company and the Subsidiary Guarantors will each endeavor, in cooperation with the Underwriters, to qualify the Offered Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company and the Subsidiary Guarantors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which the Company or the Subsidiary Guarantors are not so qualified. In each jurisdiction in which the Offered Securities and the Guarantees are being offered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company and each Subsidiary Guarantor will also supply each Underwriter with such information as is necessary for the determination of the legality of the Offered Securities and the Guarantees for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

         (h) The Company and the Subsidiary Guarantors will make generally available to its security holders as soon as practicable after the close of the period covered thereby, but in no event later than required by Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act Regulations, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement. Such earnings statements shall contain the Subsidiary Guarantor Segment Financial Information in substantially the form as contained in the Prospectus, subject to the requirements of the Company and the Subsidiary Guarantors to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. The Company and the Subsidiary Guarantors shall each use its best efforts to insure that the Subsidiary Guarantors do not become subject to the periodic report filing requirements promulgated under Sections 13 and 15(d) of the 1934 Act with respect to the Offered Securities.

         (i) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) For a period of three years after the Closing Time, the Company will furnish to the Underwriters copies of all reports and communications delivered to the Company's stockholders or to holders of the Offered Securities as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, not later than the time such reports are first furnished to stockholders generally.

         (l) During a period of 30 days from the date of the Prospectus, the Company will not, without the Underwriters' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Offered Securities or securities similar to the Offered Securities (except for the Offered Securities sold to the Underwriters pursuant to this Agreement), except as is otherwise provided in the Pricing Agreement.

         Section 4. Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the Indenture and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Offered Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey, (viii) the qualification of the Offered Securities for trading in the form of global securities through the facilities of The Depository Trust Company or any other entity registered as a clearing agency pursuant to the provisions of Section 17A of the 1934 Act, or other applicable statute or regulation, (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities; and (x) any fees payable in connection with the rating of the Offered Securities, (xi) any fees or expenses incurred in connection with any filing for review of the offering of the Offered Securities and the Guarantees with the National Association of Securities Dealers, Inc., including the reasonable fees and disbursements of counsel therewith, (xii) any fees payable, including the reasonable fees and disbursements of counsel, in connection with the listing of the Offered Securities for trading on the New York Stock Exchange.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations.

         The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of and the interest rate on the Offered Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to the Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

         (b)  At the Closing Time the Underwriters shall have received:

              (1) The favorable opinion, dated as of the Closing Time, of Honigman Miller Schwartz and Cohn LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

              (ii) Each of the Company and the Subsidiary Guarantors has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Indenture, the Offered Securities and, in the case of the Subsidiary Guarantors, the Guarantees.

              (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole or on the enforceability of this Agreement, the Indenture, the Offered Securities or the Guarantees.

              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

              (v) The issuance of the Offered Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to their actual knowledge and information, otherwise.

              (vi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole or on the enforceability of this Agreement, the Indenture, the Offered Securities or the Guarantees; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as disclosed in the Prospectus and except for pledges of stock of certain non-Subsidiary Guarantor limited purpose subsidiaries of the Company.

              (vii) This Agreement and the Pricing Agreement have each been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and each constitutes the valid and binding agreement of the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (ix) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

              (x) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed or incorporated by reference therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

              (xi) The information in the Prospectus under "Description of Senior Notes," "Description of Debt Securities," "Description of Other Indebtedness" and "Certain Provisions of Michigan Business Corporation Act," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

              (xii) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and to the best of their knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

              (xiii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Offered Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law and the qualification of the Indenture under the 1939 Act; and, to the best of their knowledge and information, the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture, the Offered Securities and, in the case of the Subsidiary Guarantors, the Guarantees, and the consummation of the transactions contemplated herein and therein and compliance by each of the Company and the Subsidiary Guarantors with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances which are not material to the operations of the Company and its subsidiaries taken as a whole or to the execution, delivery and performance of this Agreement, the Indenture, the Offered Securities and the Guarantees or the consummation of the transactions contemplated herein and therein, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

              (xiv) To the best of their knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

              (xv) The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (xvi) The Offered Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the

         Company in accordance with their terms, except as the enforcement therefor may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

              (xvii) The Guarantees are in the form contemplated by the Indenture, have been duly authorized by the Subsidiary Guarantors and, when endorsed on the Offered Securities which have been executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Company) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforcement therefor may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

              (xviii)  The Indenture has been qualified under the 1939 Act.

              (xix) The Offered Securities, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

              (xx) The Offered Securities rank and will rank on a parity with all unsecured and unsubordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, including the Senior Indebtedness (as defined in the Subordinated Indenture), and senior to all unsecured and subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, including the Subordinated Indebtedness (as defined in the Subordinated Indenture).

              (xxi) The Guarantees rank and will rank on a parity with all unsecured and unsubordinated Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter, including the Guarantor Senior Indebtedness (as defined in the Subordinated Indenture, but excluding Guarantor Senior Subordinated Indebtedness), and senior to all senior subordinated and subordinated Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter, including Guarantor Senior Subordinated Indebtedness (as defined in the Subordinated Indenture) and Guarantor Subordinated Indebtedness (as defined in the Subordinated Indenture).

              (xxii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedule and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference (including the information, if any, deemed incorporated by reference pursuant to Rule 430A under the 1933 Act Regulations) in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

              (2) The favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in (i), (vii) to (viii), (ix) and (xv) to (xix), inclusive, of subsection (b)(1) of this Section.

              (3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Honigman Miller Schwartz and Cohn LLP and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving its opinions, Brown & Wood LLP may rely as to matters of Michigan law upon the opinion of Honigman Miller Schwartz and Cohn LLP, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters.

         (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, or any development involving a prospective material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent auditors with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedule, which include the Subsidiary Guarantor Segment Financial Information, included or incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements of the Company and its subsidiaries, which include the Subsidiary Guarantor Segment Financial Information, incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per share set forth under "Selected Consolidated Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement, or (C) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated stockholders' equity as compared with the amounts shown in the September 30, 2000, balance sheet included in the Registration Statement or, during the period from October 1, 2000, to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (e) At the Closing Time the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection
(d) of this Section with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

         (f) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (g) At the Closing Time, the Offered Securities shall be rated at least Baa3 by Moody's Investor's Service Inc. and BBB by Standard & Poor's Ratings Services, and the Company shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Offered Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Offered Securities or any other debt securities of the Company or any Subsidiary Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under watch, surveillance or review, with possible negative implications, its rating of the Offered Securities or any other debt securities of the Company or any Subsidiary Guarantor.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. Indemnification.

         (a) Indemnification of Underwriters. The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              (3) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Banc One), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Banc One expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Banc One expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Banc One, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Debt Securities pursuant to the applicable Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Debt Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Debt Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Offered Securities set forth opposite their respective names in the Pricing Agreement, and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Securities to the Underwriters.

         Section 9. Termination of Agreement.

         (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or
(iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Michigan authorities, or (iv) there shall have occurred a downgrading in the rating assigned to the Offered Securities or any other debt securities of the Company or any Subsidiary Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act or any such securities rating agency shall have publicly announced that it has under watch, surveillance or review, with possible negative implications, its rating of the Offered Securities or any debt securities of the Company or any Subsidiary Guarantor.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 10. Default By One or More of The Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the remaining Underwriter or Underwriters, as the case may be, shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the non-defaulting Underwriter or Underwriters, as the case may be, shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriter or Underwriters, as the case may be, or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1-0595, Chicago, IL 60670, attention of Investment-Grade Securities; notices to the Company or the Subsidiary Guarantors shall be directed to it at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan, 48304, attention of Bruce Robinson, Vice President and Treasurer.

         Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Subsidiary Guarantors in accordance with its terms.

                                       Very truly yours,

                                       PULTE CORPORATION


                                       By: /s/ Bruce E. Robinson
                                           -------------------------------
                                           Title: Vice President


                                       Guarantors


                                       ABACOA HOMES, INC.
                                       AMERICAN TITLE OF THE PALM BEACHES
                                         CORP.
                                       AMERICAN TITLE OF THE PALM BEACHES,
                                         LTD.
                                       CARR'S GRANT, L.L.C.
                                       DEVTEX LAND, L.P.
                                       DIVOSTA BUILDING CORPORATION
                                       DIVOSTA AND COMPANY, INC.
                                       DIVOSTA HOMES, INC.
                                       FLORIDA BUILDING PRODUCTS, INC.
                                       FLORIDA CLUB HOMES, INC.
                                       HAMMOCK RESERVE DEVELOPMENT
                                         COMPANY
                                       HARRISON HILLS, LLC
                                       HOMESITE SOLUTIONS CORPORATION
                                       ISLAND WALK DEVELOPMENT COMPANY
                                       ONE WILLOWBROOK L.L.C.
                                       PB VENTURE L.L.C.
                                       PBW CORPORATION
                                       PC/BRE DEVELOPMENT L.L.C.
                                       PC/BRE SPRINGFIELD L.L.C.
                                       PC/BRE VENTURE L.L.C.
                                       PC/BRE WHITNEY OAKS L.L.C.
                                       PC/BRE WINFIELD L.L.C.
                                       PC/PALM BEACH, INC.
                                       PN I, INC.
                                       PN II, INC.
                                       PULTE DEVELOPMENT CORPORATION
                                       PULTE HOME CORPORATION
                                       PULTE HOME CORPORATION OF
                                         THE DELAWARE VALLEY
                                       PULTE HOME CORPORATION OF
                                         NEW ENGLAND
                                       PULTE HOMES OF TEXAS, L.P.
                                       PULTE HOMES OF GREATER KANSAS
                                         CITY, INC.

                                       PULTE HOMES OF MICHIGAN
                                         CORPORATION
                                       PULTE HOMES OF MICHIGAN I L.P.
                                       PULTE HOMES OF MINNESOTA
                                         CORPORATION
                                       PULTE HOMES OF OHIO CORPORATION
                                       PULTE HOMES OF SOUTH CAROLINA, INC.
                                       PULTE HOMES TENNESSEE LIMITED
                                         PARTNERSHIP
                                       PULTE LAND COMPANY, LLC
                                       PULTE LAND DEVELOPMENT
                                         CORPORATION
                                       PULTE LIFESTYLE COMMUNITIES, INC.
                                       PULTE PAYROLL CORPORATION
                                       PULTE-IN CORP.
                                       RADNOR HOMES, INC.
                                       RIVERWALK COMMERCE ACQUISITION
                                         CORP.
                                       RIVERWALK OF THE PALM BEACHES
                                         DEVELOPMENT COMPANY, INC.
                                       RN ACQUISITION 2 CORP.
                                       SEAN/CHRISTOPHER HOMES, INC.
                                       VILLAGE WALK DEVELOPMENT
                                         COMPANY, INC.
                                       PULTE COMMUNITIES NJ, LIMITED
                                         PARTNERSHIP
                                       PULTE HOMES OF NJ, LIMITED
                                         PARTNERSHIP
                                       PULTE HOMES OF NEW YORK, INC.
                                       PULTE HOMES OF PA, LIMITED
                                         PARTNERSHIP
                                       PULTE MICHIGAN HOLDINGS
                                         CORPORATION
                                       PULTE MICHIGAN SERVICES, LLC
                                       WILBEN, LLLP
                                       WIL CORPORATION

                                       By: /s/ Bruce E. Robinson
                                           -------------------------------
                                           Title: Authorized Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:

     Banc One Capital Markets, Inc.
     Banc of America Securities LLC
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
     Comerica Securities, Inc.

     SunTrust Equitable Securities Corporation
(SUM)  Banc One Capital Markets, Inc.
       Banc of America Securities LLC


BANC ONE CAPITAL MARKETS, INC.


By: /s/ Katherine Cokic
    -----------------------------------
    Title: Associate Director


BANC OF AMERICA SECURITIES LLC


By: /s/ Lynn McConnell
    -----------------------------------
    Title: Managing Director

    For themselves and on behalf of
    the several Underwriters

                                   SCHEDULE A


                                                               AGGREGATE PRINCIPAL
               NAME OF UNDERWRITER                         AMOUNT OF OFFERED SECURITIES

Banc One Capital Markets, Inc.                                     $ 80,000,000
Banc of America Securities LLC                                       60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                   40,000,000
Comerica Securities, Inc.                                            10,000,000
SunTrust Equitable Securities Corporation                            10,000,000
                                                                   ------------
                                                                   $200,000,000
                                                                   ============